UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 26, 2025

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

225 Broadhollow Road

Melville, New York 11747

(Address of principal executive offices, with zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	VRNT	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On November 26, 2025 (the “Closing Date”), Calabrio, Inc., a Delaware corporation (“Parent”), completed the previously announced acquisition of Verint Systems Inc., a Delaware corporation (“Verint” or the “Company”), pursuant to the Agreement and Plan of Merger, dated as of August 24, 2025 (the “Merger Agreement”), by and among Verint, Parent and Viking Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into Verint (the “Merger”), with Verint surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

The Merger Agreement and the transactions contemplated thereby, including the Merger, were previously described in the definitive proxy statement filed by Verint with the Securities and Exchange Commission (the “SEC”) on October 20, 2025.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, Verint and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the indenture, dated as of April 9, 2021 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”), by and between Verint and the Trustee, relating to Verint’s 0.25% Convertible Senior Notes due April 15, 2026 (the “Convertible Notes”).

The First Supplemental Indenture provides that, from and after the effective time of the Merger (the “Effective Time”), the right to convert each $1,000 principal amount of the Convertible Notes based on a number of shares of common stock, par value $0.001 per share, of Verint (“Common Stock”) equal to the Conversion Rate (as defined in the Indenture) in effect immediately prior to the Merger will be changed into a right to convert such principal amount of Convertible Notes into $20.50 in cash in respect of each share of Common Stock into which the Convertible Notes would otherwise be convertible.

The foregoing description of the First Supplemental Indenture and the transactions contemplated thereby is subject to and qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Termination of Credit Agreement

In connection with the consummation of the Merger, on the Closing Date, Verint terminated all outstanding commitments, including commitments to issue letters of credit, under the Credit Agreement dated June 29, 2017, by and among Verint, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended through and including the Fifth Amendment, dated March 25, 2025, the “Credit Agreement”). In connection with the termination of the Credit Agreement, all outstanding obligations for principal, interest and fees under the Credit Agreement were paid in full, and all liens and guarantees related thereto were released and terminated.

Termination of Capped Call Transactions

On April 6, 2021 and April 8, 2021, in connection with the issuance of the Convertible Notes, Verint entered into capped call transactions (the “Capped Call Transactions”) with certain financial institutions (each a “Capped Call Counterparty”). In connection with the Merger, Verint entered into a termination agreement with each Capped Call Counterparty pursuant to which the Capped Call Transactions with such Capped Call Counterparty will terminate in exchange for a cash payment from such Capped Call Counterparty.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, (a) each share of Common Stock (other than (i) shares held in the treasury of Verint or any of its subsidiaries or owned by Parent or Merger Sub immediately prior to the Effective Time and (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive $20.50 in cash without interest (the “Merger Consideration”), (b) each share of Series A convertible preferred stock, par value $0.001 per share, of Verint (“Series A Preferred Stock”) and Series B convertible preferred stock, par value $0.001 per share, of Verint (“Series B Preferred Stock” and, together with Series A Preferred Stock, “Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time was automatically redeemed for a redemption price equal to $1,000 in cash plus unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the Closing Date, (c) each share of Common Stock (i) held in the treasury of Verint or any of its subsidiaries or (ii) owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time was automatically cancelled and ceased to exist and no consideration was delivered in exchange therefor and (d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into and became one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and constitutes the only outstanding shares of capital stock of the Surviving Corporation.

At the Effective Time, each outstanding phantom share that entitled the holder thereof to a cash payment based on the fair market value of a share of Common Stock (each, a “Company Phantom Share”) that was vested at the Effective Time (each, a “Vested Company Phantom Share”) was cancelled and extinguished at the Effective Time and, in exchange therefor, each holder of any such Vested Company Phantom Share has the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock underlying such Vested Company Phantom Share as of immediately prior to the Effective Time.

At the Effective Time, each outstanding Company Phantom Share that was unvested at the Effective Time (each, a “Unvested Company Phantom Share”) was converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock underlying such Unvested Company Phantom Share as of immediately prior to the Effective Time (such product, “Cash Replacement Phantom Share Amounts”), which Cash Replacement Phantom Share Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Phantom Shares for which such Cash Replacement Phantom Share Amounts were exchanged would have vested and been payable pursuant to their terms.

At the Effective Time, (a) each outstanding restricted stock unit (“RSU”) that was unvested at the Effective Time and that was held by a non-employee director of Verint became fully vested and, as of immediately prior to the Effective Time, was treated as a vested RSU (each, an “Accelerated Director RSU”) and (b) each outstanding Accelerated Director RSU and each outstanding RSU that was vested at the Effective Time (each, a “Vested Company RSU”) was canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Accelerated Director RSU or Vested Company RSU has the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Accelerated Director RSU or Vested Company RSU, as applicable, as of immediately prior to the Effective Time.

At the Effective Time, each outstanding RSU that was unvested at the Effective Time and that was held by anyone other than a non-employee director of Verint (each, an “Unvested Company RSU”) ceased to represent a right to receive shares of Common Stock and was converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (such product, “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms.

At the Effective Time, each outstanding RSU conditioned in full or in part on performance-vesting conditions (“PSU”) that was vested at the Effective Time (each, a “Vested Company PSU”) was canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company PSU has the right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Vested Company PSU as of immediately prior to the Effective Time.

At the Effective Time, each outstanding PSU that was unvested at the Effective Time (each, an “Unvested Company PSU”) ceased to represent a right to receive shares of Common Stock and was converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time (such product, the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remained outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU were deemed achieved at target levels of performance effective as of the Effective Time.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Verint with the SEC on August 25, 2025, which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

The consummation of the Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture) under the Indenture. The effective date of each such Fundamental Change and Make-Whole Fundamental Change is November 26, 2025, which is the Closing Date of the Merger. Accordingly, following the Merger, each holder of Convertible Notes has the right to (a) convert its Convertible Notes into $20.50 in cash in respect of each share of Common Stock into which the Convertible Notes would have otherwise been convertible or (b) require that Verint repurchase such holder’s Convertible Notes for cash at a repurchase price equal to the principal amount of such Convertible Notes plus accrued and unpaid interest thereon to, but excluding, December 26, 2025, which is the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, in connection with the closing of the Merger, the Common Stock ceased trading on the Nasdaq Global Select Market (“NASDAQ”) as of November 26, 2025 (the “Delisting”). Accordingly, pursuant to Section 14.03 of the Indenture, the closing of the Merger and the Delisting resulted in a Make-Whole Fundamental Change that occurred on November 26, 2025. However, because the Stock Price (as defined in the Indenture) is less than $46.85, no Additional Shares (as defined in the Indenture) will be added to the Conversion Rate.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, Verint notified NASDAQ of the consummation of the Merger and requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) to delist the Common Stock from NASDAQ and deregister the Common Stock under Section 12(b) of the Exchange Act. Upon effectiveness of the Form 25, Verint intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Common Stock and suspend Verint’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Common Stock on NASDAQ was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

As a result of the Merger, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was cancelled and converted automatically, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of Verint, other than the right to receive the Merger Consideration.

Item 4.01	Changes in Registrant’s Certifying Accountant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 4.01.

The independent registered public accounting firm previously engaged by Verint, Deloitte & Touche LLP (“D&T”), has resigned because it is no longer independent as a result of the Merger.

Verint did not have any disagreements (as such term is defined in Instruction 4 to Item 304 of Regulation S-K) with D&T during the two most recent fiscal years or in the fiscal year ending January 31, 2026 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of the disagreements in its reports on Verint’s consolidated financial statements for such fiscal years. D&T’s reports on Verint’s financial statements for the fiscal years ended January 31, 2025 and 2024 did not contain any adverse opinion, disclaimer of opinion, qualification or modification.

Verint provided D&T with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that D&T furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of D&T’s letter, dated as of November 26, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Parent’s independent registered public accounting firm, BDO USA, P.C. (“BDO”), is expected to be appointed to audit the financial statements of Verint for the fiscal year ending January 31, 2026. As of the date of this report, BDO is in the process of its standard client evaluation procedures and has not accepted the engagement.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of Verint occurred and Verint became a wholly owned subsidiary of Parent. In connection with the Merger, the aggregate purchase price paid for all outstanding shares of Common Stock (except as described in Item 2.01 of this Current Report on Form 8-K) was approximately $1.24 billion. The funds used to complete the Merger and the transactions contemplated by the Merger Agreement were provided by third-party debt financing arranged by Banco Santander SA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

In connection with the Merger, as of the Effective Time, Dan Bodner, Linda Crawford, Stephen Gold, William Kurtz, Andrew Miller, Richard Nottenburg, Kristen Robinson, Yvette Smith and Jason Wright each resigned from the board of directors of Verint and from any and all committees thereof on which they served and ceased to be directors of Verint. These resignations were tendered in connection with the Merger and not as a result of any disagreements between Verint and the resigning individuals on any matters related to Verint’s operations, policies or practices. At the Effective Time, in accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, Joshua Geller and Carl Gillert, became the directors of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, Verint’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Surviving Corporation and the By-Laws of the Surviving Corporation are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 26, 2025, Verint provided holders of the Convertible Notes with notices of Fundamental Change Repurchase Right, Conversion Rights and Execution of Supplemental Indenture with respect to the Convertible Notes and the Indenture. A copy of the notice is attached hereto as Exhibit 99.1.

The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 24, 2025, by and among Verint Systems Inc., Calabrio, Inc. and Viking Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Verint’s Current Report on Form 8-K filed August 25, 2025).*

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation.

3.2	By-Laws of the Surviving Corporation.

4.1	First Supplemental Indenture, dated as of November 26, 2025, between Verint Systems Inc. and Wilmington Trust, National Association, as trustee.

16.1	Letter of Deloitte & Touche LLP, dated as of November 26, 2025.

99.1	Notice of Fundamental Change Repurchase Right, Conversion Rights and Execution of Supplemental Indenture to Holders of 0.25% Convertible Senior Notes due April 15, 2026 of Verint Systems Inc., dated November 26, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Verint agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2025

VERINT SYSTEMS INC.

By:	/s/ Peter Fante
Name:	Peter Fante
Title:	Chief Administrative Officer